UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported):
December 14, 2005
LENNOX INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15149 (Commission File Number)	42-0991521 (IRS Employer Identification No.)
2140 Lake Park Blvd.
Richardson, Texas 75080
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code:
(972) 497-5000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On December 14, 2005, Lennox Industries Inc. and LPAC Corp., each of which are direct or indirect wholly-owned subsidiaries of Lennox International Inc., extended the term of their accounts receivable securitization facility with Liberty Street Funding Corp., the investors named in the Second Amended and Restated Receivables Purchase Agreement, as amended (the “Purchase Agreement”), The Bank of Nova Scotia, YC SUSI Trust, Bank of America, National Association and the Yorktown Investors (as defined in the Purchase Agreement) until December 14, 2006. A copy of the amendment to the Purchase Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

EXHIBIT
NUMBER	DESCRIPTION
10.1	Sixth Amendment to Second Amended and Restated Receivables Purchase Agreement, dated December 14, 2005, by and among Lennox Industries Inc., LPAC Corp., Liberty Street Funding Corp., the investors named in the Second Amended and Restated Receivables Purchase Agreement, as amended (the “Purchase Agreement”), The Bank of Nova Scotia, YC SUSI Trust, Bank of America, National Association and the Yorktown Investors (as defined in Purchase Agreement).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENNOX INTERNATIONAL INC.
Date: December 20, 2005	By:	/s/ Kenneth C. Fernandez
		Name:	Kenneth C. Fernandez
		Title:	Associate General Counsel

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
10.1	Sixth Amendment to Second Amended and Restated Receivables Purchase Agreement, dated December 14, 2005, by and among Lennox Industries Inc., LPAC Corp., Liberty Street Funding Corp., the investors named in the Second Amended and Restated Receivables Purchase Agreement, as amended (the “Purchase Agreement”), The Bank of Nova Scotia, YC SUSI Trust, Bank of America, National Association and the Yorktown Investors (as defined in Purchase Agreement).

4